Exhibit 10.20

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                   SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT



                            dated as of June 11, 1997

                                     between

                         INTERACTIVE IMAGINATIONS, INC.


                                       and

                         THE TRAVELERS INSURANCE COMPANY





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                   SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT


            SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT dated as of June 11, 1997 between INTERACTIVE IMAGINATIONS, INC., a New York corporation (the "Company"), and THE TRAVELERS INSURANCE COMPANY (the "Purchaser").

            WHEREAS, the Company wishes to sell, and the Purchaser wishes to purchase, a senior note of the Company in the principal amount of $170,000, substantially in the form of Exhibit A hereto (the "Note"), upon the terms and subject to the conditions herein set forth;

            NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND USAGE

            Section1.01. Definitions.  As used herein:

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "Business Day" means any day which is not a Saturday, Sunday or day on which banking institutions in either the State or City of New York are required or authorized by law to close.

            "Closing Date" means the date hereof.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Company" has the meaning given such term in the first paragraph hereof.

            "Conversion Price" has the meaning given such term in Section
5.01.

            "Default" means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

            "Event of Default" has the meaning given such term in Section
7.01.

            Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

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            "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any matter, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Indebtedness" means with respect to any Person at any date (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (iii) all obligations of such Person with respect to Guarantees, (iv) all obligations of such Person under Financing Leases, (v) all obligations of such Person in respect of reimbursement obligations under letters of credit, (vii) all liabilities of the type referred to in clauses (i) through (v) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Maturity Date" means May 15, 1999.

            "Net Cash Proceeds" has the meaning given such term in Section
4.01.

            "Note" has the meaning given such term in the second paragraph hereof.

            "Notes" means the senior notes of the Company of even date herewith in the aggregate amount of $510,000, including the Note.

            "Obligations" means all obligations, liabilities and indebtedness now or hereafter owing to the Purchaser by the Company under this Agreement or the Note.

            "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, governmental entity, business trust, unincorporated organization, or other legal entity.

            "Purchaser" has the meaning given such term in the first paragraph hereof.

            "Securities" has the meaning given such term in Section 6.03 hereof.


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            "including" and correlative words shall be deemed to be followed by
"without limitation" whether or not followed by such words or words of like import.

            Section 1.02. References to Articles, Sections and Exhibits are to sections hereof and exhibits and schedules hereto, references to a Person are also references to its successors and assigns, and references to a document are to it as amended, waived and otherwise modified from time to time. The definitions set forth in Section 1.01 are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined. The headings of Articles and Sections and the table of contents relating hereto have been included solely for convenience of reference and shall not have any effect on the construction hereof.

                                   ARTICLE II
                             THE NOTE; PAYMENT TERMS

            Section 2.01. The Note. The Note is a senior unsecured obligation of the Company in the initial aggregate principal amount of $170,000.

            Section 2.02. Principal. On the Closing Date, the Company shall deliver to the Purchaser the Note, substantially in the form of Exhibit A, which shall have an initial aggregate principal amount of $170,000 as of the date hereof and which shall be issued in the name "Tral & Co." as designated by the Purchaser. The Company shall repay the then outstanding aggregate principal amount of the Note, including any additional principal amount of the Note paid as interest as set forth in Section 2.03, on May 15, 1999.

            Section 2.03. Interest. Interest on the outstanding and unpaid principal amount of the Note shall accrue at a rate of 8% per annum, compounded semiannually following the date hereof. Accrued interest shall be paid in additional principal amount of the Note upon the earlier of prepayment of the
Note in accordance with Article III hereof, redemption of the Note in accordance with Article IV hereof, conversion of the Note in accordance with Article V hereof, or at the Maturity Date. All interest due and owing hereunder shall continue to accrue until all payments due hereunder and under the Note are fully and finally paid.

            Section 2.04. Payments Generally. (a) All payments of principal and interest in respect of this Agreement and the Note shall be made by the Company to such account or accounts as the Purchaser may designate from time to time in writing to the Company.

            (b) Whenever any payment hereunder or under the Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.


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                                   ARTICLE III
                                PREPAYMENT OPTION

            Section 3.01. Prepayment. The Note may not be redeemed or prepaid by the Company prior to May 16, 1998. On or after May 16, 1998, the Note will be redeemable, in whole or in part, at the option of the Company upon at least 30 days notice at the redemption prices set forth below, in each case together with accrued and unpaid interest to the date of redemption:

                  Beginning May 16, 1998        104%
                  Beginning November 15, 1998   102%
                  On May 15, 1999               100%

All prepayments pursuant to this Section 3.01 shall be applied in reduction of the Obligations, first toward payment of all interest then due and payable with respect to the Obligations and second toward the then principal portion of the Obligations (but excluding the portion of such redemption price constituting premium).

                                   ARTICLE IV
                        REDEMPTION AT OPTION OF PURCHASER

            Section 4.01. Optional Redemption. (a) If, at any time prior to May 15, 1999, the Company receives cash proceeds from either (i) the sale or sales of any material assets, including its Riddler or Commonwealth businesses (or the sale or a series of sales of any consideration received in such a sale), or (ii) the sale or sales of any Company securities to investors, in both cases after subtraction of any taxes or transaction fees resulting from such sale (the "Net Cash Proceeds"), each Purchaser shall have the right, at such Purchaser's option, to require the Company to redeem all of such Purchaser's Notes or portions thereof together with accrued interest on the date that is 30 days after the date of the Company's notice of receipt of such Net Cash Proceeds. If the Net Cash Proceeds from any such sale by the Company do not exceed or equal the total principal amount of the Notes together with accrued interest presented to the Company for redemption, then the Net Cash Proceeds will be used to redeem an amount of each Purchaser's Notes presented for redemption in proportion to the total principal amount of the Notes together with accrued interest presented to the Company for redemption.

            (b) In addition, in the event that, prior to the Obligations being paid in full, the Company enters into any merger or consolidation where the Company is not the surviving Person or the Person formed by or surviving any such consolidation or merger, or liquidates, winds up or dissolves (or suffers any liquidation or dissolution), or conveys, leases, sells, assigns, transfers or otherwise disposes of, in one transaction or series of transactions, all or substantially all the Company's business or property, whether now or hereafter acquired, each Purchaser shall have the right, at such Purchaser's option, to require the Company or any successor thereto to redeem all the outstanding principal amount of, and any accrued interest under, such Purchaser's Note prior to the consummation of such transaction or series of transactions.


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                                    ARTICLE V
                        CONVERSION AT OPTION OF PURCHASER

            Section 5.01. Optional Conversion. The Note is convertible in whole or in part at the option of the Purchaser, unless previously redeemed, into shares of Common Stock at any time prior to the Obligations being paid in full at a conversion price of $2.87 per share, subject to adjustment as described in Section 5.02. (the "Conversion Price").

            Section 5.02. Conversion Price Adjustment. The Conversion Price shall and may be adjusted and readjusted from time to time as provided below, and as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required or deemed appropriate as set forth below.

            (a) Mandatory Adjustment. (1) In case the Company shall, from the date of the Note's issuance to its maturity on May 15, 1999 (i) pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the Conversion Price shall be adjusted so that the holder hereof upon exercise hereof shall be entitled to receive the kind and number of such shares or other securities of the Company which such holder would have owned or have been entitled to receive had the Note been converted immediately prior to the happening of any event described above or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever such an issuance is made.

            (A) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock for which the Note shall be converted; provided, however, that any adjustment which by reason of this subparagraph (A) is not required to be made shall be carried forward and taken into account in any subsequent adjustments or at conversion. All calculations shall be made to the nearest one-thousandth of a share.

            (B) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (1) above, the holder hereof shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon conversion of each Note and the purchase price of such securities shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions of this purchase price adjustment provision with respect to the shares of Common Stock for which the Note shall be converted.

            (2) If the Company shall ever issue or grant Common Stock, or options (other than stock options under the Company's Amended and Restated 1995 Stock


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            Option Plan, or any successor plan), warrants, rights or
            subscriptions to purchase directly or indirectly Common Stock or securities convertible into Common Stock for a per share consideration less than $2.87 per share, or without consideration, then, and thereafter successively upon each such issuance or sale, the per share Conversion Price in effect immediately prior to each such issuance or sale shall forthwith be reduced to a per share Conversion Price determined by dividing: (i) an amount equal to (v) the total number of Common Stock outstanding immediately prior to such issuance or sale multiplied by the per share conversion price in effect immediately prior to such issuance or sale, plus (w) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of Common Stock outstanding immediately after such issuance or sale.

                  Upon each adjustment of the per share Conversion Price as a result of the adjustments made pursuant to this Subsection (2), the number of shares of Common Stock issuable upon conversion shall thereupon be changed to a number of shares of Common Stock (issuable at the adjusted per share Conversion Price) obtained by (1) multiplying (x) the number of outstanding shares of Common Stock prior to the adjustment to the per share Conversion Price required by the foregoing provisions by (y) the per share conversion price in effect prior to such adjustment of the per share conversion price and (2) dividing the product so obtained by the per share Conversion Price in effect after such adjustment of the per share conversion price.

                  For purposes of this Subsection 2 and, in particular,
            determining the number of issued and outstanding shares of any class of Common Stock of the Company in connection with computing adjustments to the per share conversion price pursuant to this Subsection 5.02(a)(2), the following provisions (A), (B) and (C) shall also be applicable.

            (A) Options. If at any time there shall exist or otherwise be outstanding any valid and unexercised rights to subscribe for or to purchase, or any option or warrant for the purchase of, (A) Common Stock or (B) a security directly or indirectly convertible or exchangeable for Common Stock (such convertible or exchangeable securities being hereinafter referred to as "Convertible Securities") granted or issued by the Company, then the total maximum number of shares of Common Stock directly or indirectly issuable pursuant to exercise of such rights, options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities or issuable upon the exercise of such options or warrants shall be deemed to be fully issued and outstanding at such time.
            (B) Convertible Securities. If at any time there shall be outstanding any Convertible Securities (other than Convertible Securities otherwise taken into account under paragraph (x) above), then the total maximum number of shares of Common Stock directly or indirectly issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be issued and outstanding at any such time.

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            (C)   Treasury Shares. Shares of Common Stock or other equity
                  securities that as of a specified time are owned directly or indirectly by the Company shall as of such time not be deemed outstanding.

      (b) Voluntary Adjustment by the Company. The Company may, at its option and in its sole discretion, at any time or from time to time during the term of the Note, reduce the then current Conversion Price to an amount deemed appropriate by the Company; provided, however, that if the Company elects to so reduce the then current Conversion Price, such reduction shall remain in effect for at least a 30-day period, after which time the Company may, at its option, reinstate the Conversion Price in effect prior to such reduction.

            (c) Other Adjustments to Per Share Conversion Price. The number and kind of securities purchasable upon conversion of the Notes shall be subject to adjustment from time to time as follows:

            (1) Reclassification, Reorganization or Merger. In case of any reclassification or capital reorganization of the outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding Common Stock) or in case of any sale or conveyance to another corporation or entity of all or substantially all of the assets of the Company, the Company shall cause effective provision to be made so that each holder of the Notes shall have the right thereafter, by converting the Notes represented hereby, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance as would be equivalent to the number of shares of equity securities issuable upon conversion of the Notes owned by such holder at such time had the holder converted such Notes immediately prior to the occurrence of such events. Any such provision shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

            (2) Shares Split or Reverse Shares Split. In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the number of shares of Common Stock into which the Notes is convertible immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares of Common Stock into which the Notes are convertible immediately prior to such combination shall be proportionately decreased.


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      (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the per share conversion price pursuant to Section 5.02(a) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and as promptly as practicable furnish to each holder of Notes a certificate executed and verified by an officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                                   ARTICLE VI
                  COVENANTS; REPRESENTATIONS AND WARRANTIES

            Section 6.01. Covenants. (a) The Company covenants and agrees so long as any amount under the Note is outstanding and until the Obligations are paid in full that the Company will not, without the consent of not less than a majority in aggregate principal amount of outstanding Notes, issue one or more additional Notes (or other Indebtedness of the Company that is pari passu in right of payment to the Notes), except as set forth in subparagraph (b) hereof.

            (b) The Company may, at any time and from time to time, without the consent of any Purchaser, issue one or more additional Notes (or other Indebtedness of the Company that is pari passu in right of payment to the Notes) up to a total aggregate principal amount of $3 million (which total shall include the principal amount the Notes issued hereunder).

            Section 6.02. Representations and Warranties of Company. The Company hereby represents and warrants to the Purchaser that as of the Closing Date:

            (a) Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and to engage in the respective transactions contemplated hereby.

            (b) Authority. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

            (c) Binding Effect. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and general principles of equity.

            The shares of Common Stock issuable upon conversion of the Note are and will be validly authorized, validly issued, fully paid and non-assessable, and have not and will not have been issued, and when issued, will not be owned or held in violation of any rights of first refusal, preemptive rights or the rights of shareholders. A sufficient number of shares of the Company's Common Stock will at all times be reserved so as to permit conversion of the Note.

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            (d) Non-Contravention. The execution, delivery and performance of this Agreement does not violate the charter, by-laws, or any material agreement of the Company.

            (e) No Material Adverse Change. Since the date of its last audited financial statements, there has been no material adverse change in the Company's business, results of operation, financial condition, or prospects, other than as disclosed to the Purchaser.

            Section 6.03. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

            (a) Investment Intent. The Purchaser is acquiring the Note from the Company, and any shares of Common Stock that may be acquired as a result of the conversion of the Note in accordance with Section 5.01 hereof (collectively with the Note, the "Securities"), for its own account for investment without any present intention of selling or distributing all or any part thereof; and no one other than the Purchaser has any beneficial interest therein;

            (b) Information. The Purchaser acknowledges that it (or its representatives) (i) has received the opportunity to ask any and all questions and receive any and all answers from the Company and its officers concerning the Securities and the business of the Company, (ii) has received access to the kind of information required by Regulation D promulgated under the Act, and (iii) is sophisticated and able to assess the risks of an investment in the Securities and is able to bear the loss of its entire investment therein;

            (c) Registration. The Purchaser acknowledges that the Securities are not registered under the Act, that they may not be offered, sold or transferred except in compliance with the Act and the rules and regulations adopted pursuant thereto, that the Securities must be held indefinitely unless they are subsequently registered under such Act or an exemption from such registration is available, that except as otherwise provided herein the Company is under no obligation to register the Securities or to supply the information necessary for the applicability of certain of such exemptions, that any such exemptions may only be applicable in certain limited circumstances and that any routine public sales of securities made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts in accordance with the terms and conditions of that Rule and that in the event the provisions of such Rule are not applicable to the proposed public sale of the Securities, compliance with Regulation A or some other applicable exemption will be required;

            (d) Stop Transfer Order. The Purchaser consents to the placing of a "stop transfer" order against the Securities on the records of the Company and its transfer agent to the general effect stated in the legend set forth in
Section 8.02 hereof.

            (e) Legend. The Purchaser understands and agrees that the certificates representing the Securities will bear the legend set forth in
Section 8.02 hereof.


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                                   ARTICLE VII
                                EVENTS OF DEFAULT

            Section 7.01 Events of Default. Any of the following events, occurring for any reason, shall be an "Event of Default":

            (a) the Company fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement, which is required to be performed, kept or observed by the Company and the same is not cured within 15 days after the receipt of written notice thereof from the Purchaser to the Company;

            (b) the Company fails to repay any installment of interest on the Note, in each case within five Business Days of the date on which such installment becomes due and payable;

            (c) a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by the Company or the Company makes an assignment for the benefit of its creditors or any case or proceeding is filed by the Company for its dissolution or liquidation;

            (d) a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against the Company or any case or proceeding is filed against the Company for its dissolution or liquidation and such petition, case or proceeding is not dismissed or stayed within 60 days after the entry or filing thereof;

            (e) an event of default occurs and is continuing under any Indebtedness of the Company and, as a result thereof, the Indebtedness is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

            Section 7.02. Remedies. If any Event of Default shall occur and be continuing, the Purchaser may, by notice to the Company, declare the outstanding principal of the Note, all interest thereon and all other amounts payable hereunder and under the Note to be forthwith due and payable, whereupon the Note, all such principal and interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that, in the case of an Event of Default referred to in Section 7.01(c) or (d), the outstanding principal of the Note and all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

            Upon and during the continuance of an Event of Default, the Purchaser, in its sole discretion, may:

                  (i) exercise any one or more of the rights and remedies accruing to a creditor under applicable law upon default by a debtor; and

                  (ii) exercise any other right or remedy granted to it under this Agreement.


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                                  ARTICLE VIII
                             TRANSFER AND ASSIGNMENT

            Section 8.01. Transfers and Assignments. Prior to the occurrence of an Event of Default (but subject to the prohibitions set forth in Section 8.02), the Purchaser shall not assign or transfer, or sell participation in, any or all of its rights and interests hereunder to any Person, other than to an affiliate, without the consent of the Company.

            Section 8.02. Restrictive Legend on Certificates. The Purchaser understands and agrees that the Company shall place the following legend on the certificates representing the Note:

            THIS NOTE AND ANY SHARES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE BLUE SKY OR SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT OR LAWS, OR UNLESS SUCH ACT OR LAWS DO NOT APPLY. THIS NOTE AND EACH SUCH SHARES ARE SUBJECT TO THE PROVISIONS OF THE SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF JUNE 11, 1997 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF THIS NOTE. SUCH AGREEMENT CONTAINS PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE AND SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE.

            The Company shall, upon the request of the Purchaser issue a new Note without the first sentence of the foregoing legend if the transfer of the Note or the shares evidenced by such certificate has been effectively registered under the Act and such Note or shares shall have been sold by the Purchaser in accordance with such registration.


                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser or the assignee(s) of its interest in the Note. The Purchaser by notice to the Company may waive as to itself an existing Default and its consequences.

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

            Section 9.02. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, if to the Company, at its address at 915 Broadway, New York, NY 10010 Attention:
Chief Financial Officer, Telecopier No. (212) 995-2394; and if to the Purchaser, at the registered address of the Purchaser as kept at the principal office of the Company; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

            Section 9.03. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 9.04. Presentment. The Company and any endorser hereof, and each of them hereby waive, except to the extent otherwise provided herein or in any other agreement, presentment for payment, notice of dishonor, protest and notice of protest and other notices of every kind in connection with this Agreement or the Note.

            Section 9.05. Successors and Assigns. This Agreement and the Note shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns pursuant to Section 8.01.

            Section 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles governing conflicts of law. Any action arising out of, resulting from or in any way relating to this Agreement or any alleged breach hereof or default hereunder shall be brought in the state courts in the State of New York in New York County or in the United States District Court for the Southern District of New York, and the parties hereto agree that such courts shall have the sole and exclusive jurisdiction over any dispute or controversy related to this Agreement.

            Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. One or more counterparts of this Agreement (or portions hereof) may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof (or such portions hereof). All signature pages need not be on the same counterpart.

            Section 9.09. Entire Agreement; Severability of Provisions. This Agreement and the Note contain the entire agreement of the parties hereto and supersede all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained in this Agreement and the Note. If any provision of this Agreement or the application thereof to any Person or circumstance is invalid or unenforceable, or contravenes any law, regulation or document applicable to such Person, such provision or application shall be deemed ineffective ab initio, but the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instances.

            Anything herein to the contrary notwithstanding, the obligations of the Company under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Purchaser would be contrary to provisions of law applicable to Purchaser limiting the maximum rate of interest that may be charged or collected by Purchaser.


                                     * * * *

               THE REMAINDER OF THIS PAGE INTENDED TO BE BLANK

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                       INTERACTIVE IMAGINATIONS, INC.


                       By:_______________________________
                          Name:
                          Title:



                       THE TRAVELERS INSURANCE COMPANY

                       By:_______________________________
                          Name:
                          Title:

                                                                       EXHIBIT A


                                     FORM OF
                             SENIOR CONVERTIBLE NOTE


            THIS NOTE AND ANY SHARES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY BLUE SKY OR SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT OR LAW, OR UNLESS SUCH ACT OR LAWS DO NOT APPLY. THIS NOTE AND SUCH SHARES ARE SUBJECT TO THE PROVISIONS OF THE SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF JUNE , 1997, AS AMENDED, BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF THIS NOTE. SUCH AGREEMENT CONTAINS PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE AND SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE.


$____________                                               New York, New York
                                                               _________, 199_


            FOR VALUE RECEIVED, INTERACTIVE IMAGINATIONS, INC., a New York corporation (the "Company"), HEREBY PROMISES TO PAY to the order of ________________, a ________________ (the "Purchaser"), or permitted assigns, the principal sum of ________________________________ AND NO/100 DOLLARS
($____________), together with interest on any and all outstanding and unpaid principal amounts hereunder from the date hereof until such principal amount is paid in full, payable upon prepayment, redemption, or conversion of the Note or at the Maturity Date at an interest rate equal at all times to 8% per annum compounded semiannually following the date hereof. Interest payable on any of the foregoing dates shall be paid to the Purchaser or its permitted assigns. All interest due and owing hereunder shall be paid in additional principal amount of this Note and shall continue to accrue until all payments due hereunder are fully and finally paid.

            This Senior Convertible Note is the Note referred to in, and is entitled to the benefits of, the Senior Convertible Note Purchase Agreement dated as of June , 1997 (the "Agreement") between the Company and
                      .  Terms used herein without definition
have the meanings assigned to them in the Agreement. THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT.

            This Note is a senior unsecured obligation of the Company.

            The provisions of this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles governing conflicts of law. Any action arising out of, resulting from or in any way relating to this Agreement or any alleged breach hereof or default hereunder shall be brought in the state courts in the State of New York in New York County or in the United States District Court for the Southern District of New York, and the parties hereto agree that such courts shall have the sole and exclusive jurisdiction over any dispute or controversy related to this Agreement.

                              INTERACTIVE IMAGINATIONS, INC.


                              By:__________________________
                              Name:
                              Title:

                             SENIOR CONVERTIBLE NOTE


            THIS NOTE AND ANY SHARES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY BLUE SKY OR SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT OR LAW, OR UNLESS SUCH ACT OR LAWS DO NOT APPLY. THIS NOTE AND SUCH SHARES ARE SUBJECT TO THE PROVISIONS OF THE SENIOR CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF JUNE 11, 1997, AS AMENDED, BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF THIS NOTE. SUCH AGREEMENT CONTAINS PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE AND SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE.


$170,000                                                    New York, New York
                                                                 June 11, 1997


            FOR VALUE RECEIVED, INTERACTIVE IMAGINATIONS, INC., a New York corporation (the "Company"), HEREBY PROMISES TO PAY to the order of TRAL & CO. or its registered assigns (the "Purchaser"), the principal sum of ONE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($170,000), together with interest on any and all outstanding and unpaid principal amounts hereunder from the date hereof until such principal amount is paid in full, payable upon prepayment, redemption, or conversion of the Note or at the Maturity Date at an interest rate equal at all times to 8% per annum compounded semiannually following the date hereof. Interest payable on any of the foregoing dates shall be paid to the Purchaser or its permitted assigns. All interest due and owing hereunder shall be paid in additional principal amount of this Note and shall continue to accrue until all payments due hereunder are fully and finally paid.

            This Senior Convertible Note is the Note referred to in, and is entitled to the benefits of, the Senior Convertible Note Purchase Agreement dated as of June 11, 1997 (the "Agreement") between the Company and The Travelers Insurance Company. Terms used herein without definition have the meanings assigned to them in the Agreement. THIS
NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT.

            This Note is a senior unsecured obligation of the Company.

            The provisions of this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles governing conflicts of law. Any action arising out of, resulting from or in any way relating to this Agreement or any alleged breach hereof or default hereunder shall be brought in the state courts in the State of New York in New York County or in the United States District Court for the Southern District of New York, and the parties hereto agree that such courts shall have the sole and exclusive jurisdiction over any dispute or controversy related to this Agreement.

                              INTERACTIVE IMAGINATIONS, INC.


                              By:__________________________
                              Name:
                              Title: